UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2011

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(Address of principal executive offices)

(561) 630-2400 333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2011, the Board of Directors of Bankrate, Inc. (the “Board”), increased the size of the Board from seven members to eight members. On the same day, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this Item announcing that the Board elected Mr. Bruce Nelson as a director, effective immediately, to fill the vacancy created by the increase to the size of the Board and designated Mr. Nelson as Class I director with the term to expire at the Company’s 2012 annual meeting of stockholders. Mr. Nelson has also been appointed to the Audit Committee of the Board. In order to comply with certain rules regarding independence of members of the Audit Committee under the New York Stock Exchange Listed Company Manual and the Securities Exchange Act of 1934 and concurrently with Mr. Nelson’s appointment to the audit committee, Mr. Christian Stahl resigned as a member of the Audit Committee of the Board in accordance with the rules of the New York Stock Exchange.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated September 14, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2011	BANKRATE, INC.

	By:	/s/ Edward J. DiMaria
Name: Edward J. DiMaria
Title: Senior Vice President - Chief Financial Officer